CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 41 to Registration Statement No. 333-76419 of Talcott Resolution Life and Annuity Insurance Company Separate Account Seven, on Form N-4, of our report dated April 18, 2019, relating to the statements of assets and liabilities of each of the individual sub-accounts which comprise Talcott Resolution Life and Annuity Insurance Company Separate Account Seven as of December 31, 2018, and the related statements of operations for each of the periods then ended, the statements of changes in net assets for each of the periods presented in the two years then ended, and the financial highlights in Note 6 for each of the periods presented in the five years then ended, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
April 18, 2019

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 41 to Registration Statement No. 333-76419 of Talcott Resolution Life and Annuity Insurance Company Separate Account Seven, on Form N-4, of our report dated April 5, 2019, related to the statutory-basis financial statements of Talcott Resolution Life and Annuity Insurance Company as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 (which report expresses an unmodified opinion in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of Connecticut and expresses an adverse opinion for the statutory-basis financial statements because the financial statements are not fairly presented in conformity with accounting principles generally accepted in the United States of America), appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
April 18, 2019